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                                                                    EXHIBIT 99.1


                           FOR IMMEDIATE PRESS RELEASE

FOR:     PMC COMMERCIAL TRUST                        CONTACT: Investor Relations
         18111 Preston Road, Suite 600                        972-349-3256
         Dallas, Texas 75252

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                  PMC COMMERCIAL TRUST ISSUES "Aaa" RATED NOTES

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Dallas, TX                                                     December 20, 2000

PMC Commercial Trust; AMEX: PCC is pleased to announce the completion of a structured financing consisting of fixed-rate notes secured by a portfolio of loans from both PMC Commercial Trust and its affiliate PMC Capital, Inc.. The private financing was rated "Aaa" by Moody's Investors Service. As a result of the transaction, PMC Commercial Trust received gross proceeds of approximately $49.6 million which was utilized to fund the costs of the transaction and to pay down its revolving credit facility. The debt was issued by a newly formed special purpose affiliate of PMC Commercial Trust at an interest rate of 7.28%.

Executive Vice President, Jan F. Salit, stated, "The completion of this securitization marks the first joint securitization between PMC Commercial Trust and PMC Capital, Inc. This joint contribution of assets enables us to access the securitization market more frequently than in the past and to reduce the negative carry associated with the securitization of larger amounts of our assets."

Chief Financial Officer, Barry N. Berlin, stated, "We are pleased that this joint debt offering has been successfully concluded at this attractive cost of funds allowing us to continue the growth of our loan portfolio. The interest rate is more than 1% below the interest rate that we were paying on our revolving credit facility and should enhance our FFO in future periods."

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "expects," "anticipates" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements can be subject to certain risks and uncertainties, including the financial performance of the Company, real estate conditions and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.